EXHIBIT 11(B)
                     CONSENT OF SUTHERLAND, ASBILL & BRENNAN


     We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A for IDEX II Series Fund (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                              /s/  Sutherland, Asbill & Brennan
                                                   ----------------------------
                                                   SUTHERLAND, ASBILL & BRENNAN

Washington, D.C.
January 26, 1996